                                             As Filed Pursuant to Rule 424(b)(3)
                                             Registration No. 333-103474


                          PRUCO LIFE INSURANCE COMPANY

                       STRATEGIC PARTNERS(SM) ANNUITY ONE
                          STRATEGIC PARTNERS(SM) PLUS
                      STRATEGIC PARTNERS(SM) ANNUITY ONE 3
                         STRATEGIC PARTNERS(SM) PLUS 3

                   SUPPLEMENT TO PROSPECTUS DATED MAY 1, 2004
                       SUPPLEMENT DATED FEBRUARY 28, 2005

This supplement should be retained with the current prospectus for your annuity contract. If you do not have a current prospectus, please contact us at (888) PRU-2888.

We are issuing this supplement to describe two new optional insurance benefits we are adding -- namely the Lifetime Five(SM) Income Benefit and Highest Daily Value Death Benefit, and several new variable investment options that will be available to contract owners. The Lifetime Five Income Benefit is a feature under which the contract owner can make certain withdrawals and receive certain income payments regardless of market-based declines in contract value. The Highest Daily Value Death Benefit is a feature under which the death benefit may be "stepped-up" on a daily basis to reflect increasing contract value. We use certain defined terms to describe the benefits, which we set out below.

THE FOLLOWING LINE ITEMS ARE INCLUDED IN THE "ANNUAL ACCOUNT EXPENSES" TABLE IN THE "SUMMARY OF CONTRACT EXPENSES" SECTION OF EACH PROSPECTUS AS FOLLOWS:

ANNUAL LIFETIME FIVE INCOME BENEFIT CHARGE*
---------------------------------------------------------------------------------------------
         AS A PERCENTAGE OF CONTRACT VALUE ALLOCATED TO
       VARIABLE INVESTMENT OPTIONS                                                      0.60%
ANNUAL HIGHEST DAILY VALUE DEATH BENEFIT CHARGE**
    (APPLICABLE TO STRATEGIC PARTNERS ANNUITY ONE 3 AND
     STRATEGIC PARTNERS PLUS 3 ONLY)
---------------------------------------------------------------------------------------------
         AS A PERCENTAGE OF CONTRACT VALUE ALLOCATED TO
       VARIABLE INVESTMENT OPTIONS                                                      1.90%

 * We impose this charge if you choose the Lifetime Five Income Benefit. This charge is equal to 0.60% of the average daily net assets of the subaccounts, which is calculated daily.
** We impose this charge if you choose the Highest Daily Value Death Benefit. The charge for this benefit consists of a charge of 0.50% annually that we impose in addition to our charge for the base death benefit. Thus, the charge set forth above for the Highest Daily Value Death Benefit represents the sum of the charge for the base death benefit and the 0.50% charge.

THE "EXPENSE EXAMPLES" SECTION OF EACH PROSPECTUS IS REVISED AS INDICATED BELOW. PLEASE NOTE THAT, AS INDICATED, THERE ARE DIFFERENT EXPENSE EXAMPLES FOR THE DIFFERENT VERSIONS OF STRATEGIC PARTNERS ANNUITY ONE COVERED BY THIS SUPPLEMENT:

EXPENSE EXAMPLES
--------------------------------------------------------------------------------

THESE EXAMPLES ARE INTENDED TO HELP YOU COMPARE THE COST OF INVESTING IN THE CONTRACT WITH THE COST OF INVESTING IN OTHER VARIABLE ANNUITY CONTRACTS. THESE COSTS INCLUDE CONTRACT OWNER TRANSACTION EXPENSES, CONTRACT FEES, SEPARATE ACCOUNT ANNUAL EXPENSES, AND UNDERLYING MUTUAL FUND FEES AND EXPENSES.

THE EXAMPLES ASSUME THAT YOU INVEST $10,000 IN THE CONTRACT FOR THE TIME PERIODS INDICATED. THE EXAMPLES ALSO ASSUME THAT YOUR INVESTMENT HAS A 5% RETURN EACH YEAR AND ASSUME THE MAXIMUM FEES AND EXPENSES OF ANY OF THE MUTUAL FUNDS, WHICH DO NOT REFLECT ANY EXPENSE REIMBURSEMENTS OR WAIVERS. ALTHOUGH YOUR ACTUAL COSTS MAY BE HIGHER OR LOWER, BASED ON THESE ASSUMPTIONS, YOUR COSTS WOULD BE AS INDICATED IN THE TABLES THAT FOLLOW.

EXPENSE EXAMPLES FOR STRATEGIC PARTNERS ANNUITY ONE AND STRATEGIC PARTNERS PLUS

EXAMPLE 1a: Contract With Credit (bonus credits vest over seven year period):
Greater of Roll-up and Step-up Guaranteed Minimum Death Benefit Option; Lifetime Five Income Benefit; Earnings Appreciator Benefit and You Withdraw All Your Assets

This example assumes that:

- You invest $10,000 in the Contract With Credit (bonus credits vest over seven year period);

- You choose a Guaranteed Minimum Death Benefit that provides the greater of the step-up and roll-up death benefit;

-  You choose the Lifetime Five Income Benefit;

-  You choose the Earnings Appreciator Benefit;

- You allocate all of your assets to the variable investment option having the maximum total operating expenses;

-  The investment has a 5% return each year;

-  The mutual fund's total operating expenses remain the same each year; and

-  You withdraw all your assets at the end of the indicated period.

EXPENSE EXAMPLES CONTINUED
--------------------------------------------------------------------------------

EXAMPLE 1b: Contract With Credit (bonus credits vest over seven year period):
Greater of Roll-up and Step-up Guaranteed Minimum Death Benefit Option; Lifetime Five Income Benefit; Earnings Appreciator Benefit and You Do Not Withdraw Your Assets

This example makes exactly the same assumptions as Example 1a except that it assumes that you do not withdraw any of your assets at the end of the indicated period.

EXAMPLE 2a: Contract With Credit (bonus credits vest over seven year period):
Base Death Benefit, and You Withdraw All Your Assets

This example assumes that:

- You invest $10,000 in the Contract With Credit (bonus credits vest over seven year period);

-  You do not choose any optional insurance benefit;

- You allocate all of your assets to the variable investment option having the maximum total operating expenses;

-  The investment has a 5% return each year;

-  The mutual fund's total operating expenses remain the same each year; and

-  You withdraw all your assets at the end of the indicated period.

EXAMPLE 2b: Contract With Credit (bonus credits vest over seven year period):
Base Death Benefit, and You Do Not Withdraw Your Assets

This example makes exactly the same assumptions as Example 2a except that it assumes that you do not withdraw any of your assets at the end of the indicated period.

EXAMPLE 3a: Contract With Credit (bonus credits are generally not recapturable after expiration of free look period): Greater of Roll-up and Step-up Guaranteed Minimum Death Benefit Option; Lifetime Five Income Benefit; Earnings Appreciator Benefit and You Withdraw All Your Assets

This example makes exactly the same assumptions as Example 1a except that it assumes that you invest in the version of the Contract With Credit under which bonus credits are generally not recapturable after expiration of the free look period.

EXAMPLE 3b: Contract With Credit (bonus credits are generally not recapturable after expiration of the free look period): Greater of Roll-up and Step-up Guaranteed Minimum Death Benefit Option; Lifetime Five Income Benefit; Earnings Appreciator Benefit and You Do Not Withdraw Your Assets

This example makes exactly the same assumptions as Example 1b except that it assumes that you invest in the version of the Contract With Credit under which bonus credits are generally not recapturable after expiration of the free look period.

EXPENSE EXAMPLES CONTINUED
--------------------------------------------------------------------------------

EXAMPLE 4a: Contract With Credit (bonus credits are generally not recapturable after expiration of free look period): Base Death Benefit, and You Withdraw All Your Assets

This example makes exactly the same assumptions as Example 2a except that it assumes that you invest in the version of the Contract With Credit under which bonus credits are generally not recapturable after expiration of the free look period.

EXAMPLE 4b: Contract With Credit (bonus credits are generally not recapturable after expiration of free look period): Base Death Benefit, and You Do Not Withdraw Your Assets

This example makes exactly the same assumptions as Example 2b except that it assumes that you invest in the version of the Contract With Credit under which bonus credits are generally not recapturable after expiration of the free look period.

EXAMPLE 5a: Contract Without Credit, Greater of Roll-up and Step-up Guaranteed Minimum Death Benefit Option; Lifetime Five Income Benefit, Earnings Appreciator Benefit and You Withdraw All Your Assets

This example makes exactly the same assumptions as Example 1a except that it assumes that you invest in the Contract Without Credit.

EXAMPLE 5b: Contract Without Credit, Greater of Roll-up and Step-up Guaranteed Minimum Death Benefit Option; Lifetime Five Income Benefit; Earnings Appreciator Benefit; and You Do Not Withdraw Your Assets

This example makes exactly the same assumptions as Example 1b except that it assumes that you invest in the Contract Without Credit.

EXAMPLE 6a: Contract Without Credit: Base Death Benefit, and You Withdraw All Your Assets

This example makes exactly the same assumptions as Example 2a except that it assumes that you invest in the Contract Without Credit.

EXAMPLE 6b: Contract Without Credit: Base Death Benefit, and You Do Not Withdraw Your Assets

This example makes exactly the same assumptions as Example 2b except that it assumes that you invest in the Contract Without Credit.

EXPENSE EXAMPLES CONTINUED
--------------------------------------------------------------------------------

EXPENSE EXAMPLES FOR STRATEGIC PARTNERS ANNUITY ONE 3 AND STRATEGIC PARTNERS PLUS 3

EXAMPLE 7a: Contract With Credit: Highest Daily Value Death Benefit; Guaranteed Minimum Income Benefit, Earnings Appreciator Benefit, Income Appreciator Benefit and You Withdraw All Your Assets

This example assumes that:

-  You invest $10,000 in the Contract With Credit;

-  You choose the Highest Daily Value Death Benefit;

-  You choose the Guaranteed Minimum Income Benefit;

-  You choose the Earnings Appreciator Benefit;

-  You choose the Income Appreciator Benefit;

- You allocate all of your assets to the variable investment option having the maximum total operating expenses;

-  The investment has a 5% return each year;

-  The mutual fund's total operating expenses remain the same each year; and

-  You withdraw all your assets at the end of the indicated period.

EXAMPLE 7b: Contract With Credit: Highest Daily Value Death Benefit, Guaranteed Minimum Income Benefit, Earnings Appreciator Benefit, Income Appreciator Benefit, and You Do Not Withdraw Your Assets

This example makes exactly the same assumptions as Example 7a except that it assumes that you do not withdraw any of your assets at the end of the indicated period.

EXAMPLE 8a: Contract Without Credit: Highest Daily Value Death Benefit, Guaranteed Minimum Income Benefit, Earnings Appreciator Benefit, Income Appreciator Benefit, and You Withdraw All Your Assets

This example makes exactly the same assumptions as Example 7a except that it assumes that you invest in the Contract Without Credit.

EXAMPLE 8b: Contract Without Credit: Highest Daily Value Death Benefit, Guaranteed Minimum Income Benefit, Earnings Appreciator Benefit, Income Appreciator Benefit, and You Do Not Withdraw Your Assets

This example makes exactly the same assumptions as Example 8a except that it assumes that you do not withdraw any of your assets at the end of the indicated period.

EXPENSE EXAMPLES CONTINUED
--------------------------------------------------------------------------------

EXAMPLE 9a: Contract With Credit: Base Death Benefit, and You Withdraw All Your Assets

This example assumes that:

-  You invest $10,000 in the Contract With Credit;

-  You do not choose any optional insurance benefit;

- You allocate all of your assets to the variable investment option having the maximum total operating expenses;

-  The investment has a 5% return each year;

-  The mutual fund's total operating expenses remain the same each year; and

-  You withdraw all your assets at the end of the indicated period.

EXAMPLE 9b: Contract With Credit: Base Death Benefit, and You Do Not Withdraw Your Assets

This example makes exactly the same assumptions as Example 9a except that it assumes that you do not withdraw any of your assets at the end of the indicated period.

EXAMPLE 10a: Contract Without Credit: Base Death Benefit, and You Withdraw All Your Assets

This example makes exactly the same assumptions as Example 9a except that it assumes that you invest in the Contract Without Credit.

EXAMPLE 10b: Contract Without Credit: Base Death Benefit, and You Do Not Withdraw Your Assets

This example makes exactly the same assumptions as Example 10a except that it assumes that you do not withdraw any of your assets at the end of the indicated period.

NOTES FOR EXPENSE EXAMPLES:
-----------------------------------

THESE EXAMPLES SHOULD NOT BE
CONSIDERED A REPRESENTATION OF PAST
OR FUTURE EXPENSES. ACTUAL EXPENSES
MAY BE GREATER OR LESS THAN THOSE
SHOWN.

Note that withdrawal charges (which
are reflected in Examples 1a, 2a,
3a, 4a, 5a, 6a, 7a, 8a, 9a, and
10a) are assessed in connection
with some annuity options, but not
others.

The values shown in the 10 year
column are the same for the
examples with withdrawal charges
and the examples without withdrawal
charges. This is because if 10
years have elapsed since your last
purchase payment, we would no
longer deduct withdrawal charges
when you make a withdrawal. The
indicated examples reflect the
maximum withdrawal charges, but in
certain states reduced withdrawal
charges may apply for certain ages.

The examples use an average
contract maintenance charge, which
we calculated based on our estimate
of the total contract fees we
expected to collect in 2004. Based
on these estimates, the contract
maintenance charge is included as
an annual charge of 0.062% of
contract value. Your actual fees
will vary based on the amount of
your contract and your specific
allocation among the investment
options.

Premium taxes are not reflected in
the examples. We deduct a charge to
approximate premium taxes that may
be imposed on us in your state.
This charge is generally deducted
from the amount applied to an
annuity payout option.

EXPENSE EXAMPLES CONTINUED
--------------------------------------------------------------------------------

CONTRACT WITH CREDIT (BONUS CREDITS VEST OVER SEVEN YEAR PERIOD): GREATER OF
ROLL-UP AND STEP-UP GUARANTEED MINIMUM DEATH BENEFIT OPTION; LIFETIME FIVE
INCOME BENEFIT; EARNINGS APPRECIATOR BENEFIT
--------------------------------------------------------------------------------
     EXAMPLE 1a:                             EXAMPLE 1b:
     IF YOU WITHDRAW YOUR ASSETS             IF YOU DO NOT WITHDRAW YOUR ASSETS
     ---------------------------------------------------------------------------
      1 YR      3 YRS     5 YRS    10 YRS    1 YR     3 YRS     5 YRS    10 YRS
     $1,771    $3,129    $4,242    $6,715    $741    $2,174    $3,544    $6,715

CONTRACT WITH CREDIT (BONUS CREDITS VEST OVER SEVEN YEAR PERIOD): BASE DEATH
BENEFIT
-------------------------------------------------------------------------------
     EXAMPLE 2a:                             EXAMPLE 2b:
     IF YOU WITHDRAW YOUR ASSETS             IF YOU DO NOT WITHDRAW YOUR ASSETS
     --------------------------------------------------------------------------
      1 YR      3 YRS     5 YRS    10 YRS    1 YR    3 YRS     5 YRS    10 YRS
     $1,666    $2,842    $3,806    $6,041    $636    $1,886   $3,108    $6,041

CONTRACT WITH CREDIT (BONUS CREDITS GENERALLY NOT RECAPTURABLE AFTER
EXPIRATION OF FREE LOOK PERIOD): GREATER OF ROLL-UP AND STEP-UP GUARANTEED
MINIMUM DEATH BENEFIT OPTION; LIFETIME FIVE INCOME BENEFIT; EARNINGS
APPRECIATOR BENEFIT
------------------------------------------------------------------------------
     EXAMPLE 3a:                           EXAMPLE 3b:
     IF YOU WITHDRAW YOUR ASSETS           IF YOU DO NOT WITHDRAW YOUR ASSETS
     -------------------------------------------------------------------------
     1 YR     3 YRS     5 YRS    10 YRS    1 YR     3 YRS     5 YRS    10 YRS
     $1,503  $2,953    $4,242    $6,775    $751    $2,201    $3,584    $6,775

CONTRACT WITH CREDIT (BONUS CREDITS GENERALLY NOT RECAPTURABLE AFTER
EXPIRATION OF FREE LOOK PERIOD): BASE DEATH BENEFIT
------------------------------------------------------------------------
    EXAMPLE 4a:                       EXAMPLE 4b:
    IF YOU WITHDRAW YOUR ASSETS       IF YOU DO NOT WITHDRAW YOUR ASSETS
    --------------------------------------------------------------------
    1 YR   3 YRS    5 YRS    10 YRS   1 YR    3 YRS     5 YRS    10 YRS
    $1,398 $2,666   $3,809   $6,109   $646    $1,914   $3,151    $6,109

CONTRACT WITHOUT CREDIT: GREATER OF ROLL-UP AND STEP-UP GUARANTEED MINIMUM
DEATH BENEFIT; LIFETIME FIVE INCOME BENEFIT; EARNINGS APPRECIATOR BENEFIT
-----------------------------------------------------------------------------
     EXAMPLE 5a:                           EXAMPLE 5b:
     IF YOU WITHDRAW YOUR ASSETS           IF YOU DO NOT WITHDRAW YOUR ASSETS
     ------------------------------------------------------------------------
     1 YR     3 YRS     5 YRS    10 YRS    1 YR    3 YRS     5 YRS    10 YRS
     $1,342  $2,540    $3,678    $6,457    $712    $2,090   $3,408    $6,457

CONTRACT WITHOUT CREDIT: BASE DEATH BENEFIT
------------------------------------------------------------------------
    EXAMPLE 6a:                       EXAMPLE 6b:
    IF YOU WITHDRAW YOUR ASSETS       IF YOU DO NOT WITHDRAW YOUR ASSETS
    --------------------------------------------------------------------
    1 YR   3 YRS    5 YRS    10 YRS   1 YR    3 YRS     5 YRS    10 YRS
    $1,242 $2,264   $3,259   $5,809   $612    $1,814   $2,989    $5,809

EXPENSE EXAMPLES CONTINUED
--------------------------------------------------------------------------------

CONTRACT WITH CREDIT: HIGHEST DAILY VALUE DEATH BENEFIT; GUARANTEED MINIMUM
INCOME BENEFIT; EARNINGS APPRECIATOR BENEFIT; INCOME APPRECIATOR BENEFIT
--------------------------------------------------------------------------------
     EXAMPLE 7a:                             EXAMPLE 7b:
     IF YOU WITHDRAW YOUR ASSETS             IF YOU DO NOT WITHDRAW YOUR ASSETS
     ---------------------------------------------------------------------------
      1 YR      3 YRS     5 YRS    10 YRS    1 YR     3 YRS     5 YRS    10 YRS
     $1,552    $3,085    $4,440    $7,063    $800    $2,333    $3,782    $7,063

CONTRACT WITHOUT CREDIT: HIGHEST DAILY VALUE DEATH BENEFIT; GUARANTEED
MINIMUM INCOME BENEFIT; EARNINGS APPRECIATOR BENEFIT; INCOME APPRECIATOR
BENEFIT
-------------------------------------------------------------------------------
     EXAMPLE 8a:                             EXAMPLE 8b:
     IF YOU WITHDRAW YOUR ASSETS             IF YOU DO NOT WITHDRAW YOUR ASSETS
     --------------------------------------------------------------------------
      1 YR      3 YRS     5 YRS    10 YRS    1 YR    3 YRS     5 YRS    10 YRS
     $1,390    $2,668    $3,869    $6,738    $760    $2,218   $3,599    $6,738

CONTRACT WITH CREDIT: BASE DEATH BENEFIT
-------------------------------------------------------------------------
    EXAMPLE 9a:                       EXAMPLE 9b:
    IF YOU WITHDRAW YOUR ASSETS       IF YOU DO NOT WITHDRAW YOUR ASSETS
    ---------------------------------------------------------------------
    1 YR   3 YRS    5 YRS    10 YRS   1 YR     3 YRS     5 YRS    10 YRS
    $1,398 $2,666   $3,809   $6,109   $646    $1,914    $3,151    $6,109

CONTRACT WITHOUT CREDIT: BASE DEATH BENEFIT
------------------------------------------------------------------------
    EXAMPLE 10a:                      EXAMPLE 10b:
    IF YOU WITHDRAW YOUR ASSETS       IF YOU DO NOT WITHDRAW YOUR ASSETS
    --------------------------------------------------------------------
    1 YR   3 YRS    5 YRS    10 YRS   1 YR    3 YRS     5 YRS    10 YRS
    $1,242 $2,264   $3,259   $5,809   $612    $1,814   $2,989    $5,809

THE FOLLOWING IS ADDED AS A NEW SECTION 5 ENTITLED "WHAT IS THE GUARANTEED WITHDRAWAL BENEFIT AVAILABLE UNDER THE CONTRACT?" THE SECTIONS THAT FOLLOW
SECTION 5 IN EACH PROSPECTUS ARE NOW RE-NUMBERED ACCORDINGLY.

LIFETIME FIVE INCOME BENEFIT
The Lifetime Five Income Benefit ("Lifetime Five") is an optional feature that guarantees your ability to withdraw amounts equal to a percentage of an initial principal value (called the "Protected Withdrawal Value"), regardless of the impact of market performance on your contract value, subject to our rules regarding the timing and amount of withdrawals. There are two options -- one is designed to provide an annual withdrawal amount for life (the "Life Income Benefit") and the other is designed to provide a greater annual withdrawal amount (than the first option) as long as there is Protected Withdrawal Value (adjusted as described below) (the "Withdrawal Benefit"). If there is no Protected Withdrawal Value, the Withdrawal Benefit will be zero. You do not choose between these two options; each option will continue to be available as long as the annuity has a contract value and Lifetime Five is in effect. Certain benefits under Lifetime Five may remain in effect even if the contract value is zero. The option may be appropriate if you intend to make periodic withdrawals from your contract and wish to ensure that market performance will not affect your ability to receive annual payments. You are not required to make withdrawals -- the guarantees are not lost if you withdraw less than the maximum allowable amount each year.

Lifetime Five is only being offered in those jurisdictions where we have received regulatory approval and will be offered subsequently in other jurisdictions when we receive regulatory approval in those jurisdictions. Certain terms and conditions may differ between jurisdictions once approved.

Lifetime Five is subject to certain restrictions described below.

- Lifetime Five can only be elected once each contract year, and only where the annuitant and the contract owner are the same person or, if the contract owner is an entity, where there is only one annuitant.
-  The annuitant must be at least 45 years old when Lifetime Five is elected.
- Lifetime Five is not available if you elect the Guaranteed Minimum Income Benefit or Income Appreciator Benefit.
- As long as Lifetime Five is in effect, you must allocate your contract value to one or more of the following asset allocation portfolios of the Prudential Series Fund: SP Balanced Asset Allocation Portfolio, SP Conservative Asset Allocation Portfolio, and SP Growth Asset Allocation Portfolio.

PROTECTED WITHDRAWAL VALUE
The Protected Withdrawal Value is initially used to determine the amount of each initial annual payment under the Life Income Benefit and the Withdrawal Benefit. The initial Protected Withdrawal Value is determined as of the date you make your first withdrawal under the contract following your election of Lifetime Five. The initial Protected Withdrawal Value is equal to the greater of (A) the contract value on the date you elect Lifetime Five, plus any additional purchase payments and associated credits each growing at 5% per year from the date of your election, or application of the purchase payment to your contract, as applicable, until the date of your first withdrawal or the 10th anniversary of the benefit effective date, if earlier), (B) the contract value as of the date of the first withdrawal from your contract, prior to the withdrawal, and (C) the highest contract value on each contract anniversary prior to the first withdrawal or on the first 10 contract anniversaries if earlier than the date of your first withdrawal after the benefit effective date. Each value is increased by the amount of any subsequent purchase payments and associated credits.

- If you elect Lifetime Five at the time you purchase your contract, the contract value will be your initial purchase payment plus the amount of any associated credit.
- For existing contract owners who are electing the Lifetime Five benefit, the contract value on the date of the contract owner's election of Lifetime Five will be used to determine the initial Protected Withdrawal Value.
- If you make additional purchase payments after your first withdrawal, the Protected Withdrawal Value will be increased by the amount of each additional purchase payment plus associated credits.

You may elect to step-up your Protected Withdrawal Value if, due to positive market performance, your contract value is greater than the Protected Withdrawal Value. You are eligible to step-up the Protected Withdrawal Value on or after the 5th anniversary of the first withdrawal under Lifetime Five. The Protected Withdrawal Value can be stepped up again on or after the 5th anniversary following the preceding step-up. If you elect to step-up the Protected Withdrawal Value, and on the date you elect to step-up, the charges under Lifetime Five have changed for new purchasers, you may be subject to the new charge going forward.

Upon election of the step-up, we increase the Protected Withdrawal Value to be equal to the then current contract value. For example, assume your initial Protected Withdrawal Value was $100,000 and you have made cumulative withdrawals of $40,000, reducing the Protected Withdrawal Value to $60,000. On the date you are eligible to step-up the Protected Withdrawal Value, your contract value is equal to $75,000. You could elect to step-up the Protected Withdrawal Value to $75,000 on the date you are eligible. If your current Annual Income Amount and Annual Withdrawal Amount (as described below) are less than they would be if we did not reflect the step-up in Protected Withdrawal Value, then we will increase these amounts to reflect the step-up as described below.

The Protected Withdrawal Value is reduced each time a withdrawal is made on a "dollar-for-dollar" basis up to 7% per contract year of the Protected Withdrawal Value and on the greater of a "dollar-for-dollar" basis or a pro rata basis for withdrawals in a contract year in excess of that amount until the Protected Withdrawal Value is reduced to zero. At that point, the Annual Withdrawal Amount will be zero until such time (if any) as the contract reflects a Protected Withdrawal Value (for example, due to a step-up or additional purchase payments being made into the contract).

ANNUAL INCOME AMOUNT UNDER THE LIFE INCOME BENEFIT
The initial Annual Income Amount is equal to 5% of the initial Protected Withdrawal Value. Under Lifetime Five, if your cumulative withdrawals in a contract year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent contract years. If your cumulative withdrawals are in excess of the Annual Income Amount ("Excess Income"), your Annual Income Amount in subsequent years will be reduced (except with regard to required minimum distributions) by the result of the ratio of the Excess Income to the contract value immediately prior to such withdrawal (see examples of this calculation below). Reductions include the actual amount of the withdrawal, including any withdrawal charges that may apply. A withdrawal can be considered Excess Income under the Life Income Benefit even though it does not exceed the Annual Withdrawal Amount under the Withdrawal Benefit. When you elect a step-up, your Annual Income Amount increases to equal 5% of your contract value after the step-up if such amount is greater than your Annual Income Amount. Your Annual Income Amount also increases if you make additional purchase payments. The amount of the increase is equal to 5% of any additional purchase payments plus any associated credit. Any increase will be added to your Annual Income Amount beginning on the day that the step-up is effective or the purchase payment is made. A determination of whether you have exceeded your Annual Income Amount is made at the time of each withdrawal; therefore, a subsequent increase in the Annual Income Amount will not offset the effect of a withdrawal that exceeded the Annual Income Amount at the time the withdrawal was made.

ANNUAL WITHDRAWAL AMOUNT UNDER THE WITHDRAWAL BENEFIT
The initial Annual Withdrawal Amount is equal to 7% of the initial Protected Withdrawal Value. Under Lifetime Five, if your cumulative withdrawals each contract year are less than or equal to the Annual Withdrawal Amount, your Protected Withdrawal Value will be reduced on a "dollar-for-dollar" basis. If your cumulative withdrawals are in excess of the Annual Withdrawal Amount ("Excess Withdrawal"), your Annual Withdrawal Amount will be reduced (except with regard to required minimum distributions) by the result of the ratio of the Excess Withdrawal to the contract value immediately prior to such withdrawal (see the examples of this calculation below). Reductions include the actual amount of the withdrawal, including any withdrawal charges that may apply. When you elect a step-up, your Annual Withdrawal Amount increases to equal 7% of your contract value after the step-up if such amount is greater than your Annual Withdrawal Amount. Your Annual Withdrawal Amount also increases if you make additional purchase payments. The amount of the increase is equal to 7% of any additional purchase payments plus any associated credits. A determination of whether you have exceeded your Annual Withdrawal Amount is made at the time of each withdrawal; therefore, a subsequent increase in the Annual Withdrawal Amount will not offset the effect of a withdrawal that exceeded the Annual Withdrawal Amount at the time the withdrawal was made.

Lifetime Five does not affect your ability to make withdrawals under your contract or limit your ability to request withdrawals that exceed the Annual Income Amount and the Annual Withdrawal Amount. You are not required to withdraw all or any portion of the Annual Withdrawal Amount or Annual Income Amount in each contract year.

- If, cumulatively, you withdraw an amount less than the Annual Withdrawal Amount under the Withdrawal Benefit in any contract year, you cannot carry-over the unused portion of the Annual Withdrawal Amount to subsequent contract years.

- If, cumulatively, you withdraw an amount less than the Annual Income Amount under the Life Income Benefit in any contract year, you cannot carry-over the unused portion of the Annual Income Amount to subsequent contract years.

However, because the Protected Withdrawal Value is only reduced by the actual amount of withdrawals you make under these circumstances, any unused Annual Withdrawal Amount or Annual Income Amount may extend the period of time until the remaining Protected Withdrawal Value is reduced to zero.

The following examples of dollar-for-dollar and proportional reductions and the step-up of the Protected Withdrawal Value, Annual Withdrawal Amount and Annual Income Amount assume: 1.) the contract date and the effective date of Lifetime Five are February 1, 2005; 2.) an initial purchase payment (with no credit) of $250,000; 3.) the contract value on February 1, 2006 is equal to $265,000; 4.) the first withdrawal occurs on March 1, 2006 when the contract value is equal to $263,000; and 5.) the contract value on March 1, 2011 is equal to $240,000.

The initial Protected Withdrawal Value is calculated as the greatest of (a), (b) and (c):

(a) Purchase payment accumulated at 5% per year from February 1, 2005 until March 1, 2006 (393 days) = $250,000 * 1.05(393/365) = $263,484.33
(b)  Contract value on March 1, 2006 (the date of the first withdrawal) =
     $263,000
(c)  Contract value on February 1, 2006 (the first contract anniversary) =
     $265,000

Therefore, the initial Protected Withdrawal Value is equal to $265,000. The Annual Withdrawal Amount is equal to $18,550 under the Withdrawal Benefit (7% of $265,000). The Annual Income Amount is equal to $13,250 under the Life Income Benefit (5% of $265,000).

EXAMPLE 1. DOLLAR-FOR-DOLLAR REDUCTION
If $10,000 was withdrawn (less than both the Annual Income Amount and the Annual Withdrawal Amount) on March 1, 2006, then the following values would result:

    - Remaining Annual Withdrawal Amount for current contract year = $18,550 - $10,000 = $8,550
    -  Annual Withdrawal Amount for future contract years remains at $18,550
    - Remaining Annual Income Amount for current contract year = $13,250 - $10,000 = $3,250
    -  Annual Income Amount for future contract years remains at $13,250
    -  Protected Withdrawal Value is reduced by $10,000 from $265,000 to
       $255,000

EXAMPLE 2. DOLLAR-FOR-DOLLAR AND PROPORTIONAL REDUCTIONS
a) If $15,000 was withdrawn (more than the Annual Income Amount but less than the Annual Withdrawal Amount) on March 1, 2006, then the following values would result:

    - Remaining Annual Withdrawal Amount for current contract year = $18,550 - $15,000 = $3,550
    -  Annual Withdrawal Amount for future contract years remains at $18,550
    -  Remaining Annual Income Amount for current contract year = $0
    - Excess of withdrawal over the Annual Income Amount ($15,000 - $13,250 = $1,750) reduces Annual Income Amount for future contract years.

    - Reduction to Annual Income Amount = Excess Income/contract value before Excess Income * Annual Income Amount = $1,750/($263,000 - $13,250) * $13,250 = $93
    -  Annual Income Amount for future contract years = $13,250 - $93 = $13,157
    -  Protected Withdrawal Value is reduced by $15,000 from $265,000 to
       $250,000

b) If $25,000 was withdrawn (more than both the Annual Income Amount and the Annual Withdrawal Amount) on March 1, 2006, then the following values would result:

    -  Remaining Annual Withdrawal Amount for current contract year = $0
    - Excess of withdrawal over the Annual Withdrawal Amount ($25,000 - $18,550 = $6,450) reduces Annual Withdrawal Amount for future contract years.
    - Reduction to Annual Withdrawal Amount = Excess Withdrawal/contract value before Excess Withdrawal * Annual Withdrawal Amount = $6,450/($263,000 - $18,550) * $18,550 = $489
    - Annual Withdrawal Amount for future contract years = $18,550 - $489 = $18,061
    -  Remaining Annual Income Amount for current contract year = $0
    - Excess of withdrawal over the Annual Income Amount ($25,000 - $13,250 = $11,750) reduces Annual Income Amount for future contract years.
    - Reduction to Annual Income Amount = Excess Income/contract value before Excess Income * Annual Income Amount = $11,750/($263,000 - $13,250) * $13,250 = $623
    -  Annual Income Amount for future contract years = $13,250 - $623 = $12,627
    - Protected Withdrawal Value is first reduced by the Annual Withdrawal Amount ($18,550) from $265,000 to $246,450. It is further reduced by the greater of a dollar-for-dollar reduction or a proportional reduction.
    -  Dollar-for-dollar reduction = $25,000 - $18,550 = $6,450
    - Proportional reduction = Excess Withdrawal/contract value before Excess Withdrawal * Protected Withdrawal Value = $6,450/($263,000 - $18,550) * $246,450 = $6,503
    -  Protected Withdrawal Value = $246,450 - max {$6,450, $6,503} = $239,947

EXAMPLE 3. STEP-UP OF THE PROTECTED WITHDRAWAL VALUE
If the Annual Income Amount ($13,250) is withdrawn each year starting on March 1, 2006 for a period of 5 years, the Protected Withdrawal Value on March 1, 2011 would be reduced to $198,750 {$265,000 - ($13,250 * 5)}. If a step-up is elected on March 1, 2011, then the following values would result:

    -  Protected Withdrawal Value = contract value on March 1, 2011 = $240,000
    - Annual Income Amount is equal to the greater of the current Annual Income Amount or 5% of the stepped up Protected Withdrawal Value. Current Annual Income Amount is $13,250. 5% of the stepped-up Protected Withdrawal Value is 5% of $240,000, which is $12,000. Therefore, the Annual Income Amount remains $13,250.
    - Annual Withdrawal Amount is equal to the greater of the current Annual Withdrawal Amount or 7% of the stepped up Protected Withdrawal Value. Current Annual Withdrawal Amount is $18,550. 7% of the stepped-up Protected Withdrawal Value is 7% of $240,000, which is $16,800. Therefore, the Annual Withdrawal Amount remains $18,550.

BENEFITS UNDER LIFETIME FIVE
    - If your contract value is equal to zero, and the cumulative withdrawals in the current contract year are greater than the Annual Withdrawal Amount, Lifetime Five will terminate. To the extent that your contract value was reduced to zero as a result of cumulative withdrawals that are equal to or less than the Annual Income Amount and amounts are still payable under both the Life Income Benefit and the Withdrawal Benefit, you will be given the choice of receiving the payments under the Life Income Benefit or under the Withdrawal Benefit. Once you make this election we will make an additional payment for that contract year equal to either the remaining Annual Income Amount or Annual Withdrawal Amount for the contract year, if any, depending on the option you choose. In subsequent contract years we make payments that equal either the Annual Income Amount or the Annual Withdrawal Amount as described in this supplement. You will not be able to change the option after your election and no further purchase payments will be accepted under your contract. If you do not make an election, we will pay you annually under the Life Income Benefit. To the extent that cumulative withdrawals in the current contract year that reduced your contract value to zero are more than the Annual Income Amount but less than or equal to the Annual Withdrawal Amount and amounts are still payable under the Withdrawal Benefit, you will receive the payments under the Withdrawal Benefit. In the year of a withdrawal that reduced your contract value to zero, we will make an additional payment to equal any remaining Annual Withdrawal Amount and make payments equal to the Annual Withdrawal Amount in each subsequent year (until the Protected Withdrawal Value is depleted). Once your contract value equals zero no further purchase payments will be accepted under your contract.

    - If annuity payments are to begin under the terms of your contract or if you decide to begin receiving annuity payments and there is any Annual Income Amount due in subsequent contract years or any remaining Protected Withdrawal Value, you can elect to either:

       1.  apply your contract value to any annuity option available;
       2. request that, as of the date annuity payments are to begin, we make annuity payments each year equal to the Annual Income Amount. We make such annuity payments until the annuitant's death; or
       3. request that, as of the date annuity payments are to begin, we pay out any remaining Protected Withdrawal Value as annuity payments. Each year such annuity payments will equal the Annual Withdrawal Amount or the remaining Protected Withdrawal Value if less. We make such annuity payments until the earlier of the annuitant's death or the date the Protected Withdrawal Value is depleted.

We must receive your request in a form acceptable to us at the Prudential Annuity Service Center.

    - In the absence of an election when mandatory annuity payments are to begin, we will make annual annuity payments as a single life fixed annuity with five payments certain using the greater of the annuity rates then currently available or the annuity rates guaranteed in your contract. The amount that will be applied to provide such annuity payments will be the greater of:

       1. the present value of future Annual Income Amount payments. Such present value will be calculated using the greater of the single life fixed annuity rates then currently available or the single life fixed annuity rates guaranteed in your contract; and
       2.  the contract value.

If no withdrawal was ever taken, we will determine a Protected Withdrawal Value and calculate an Annual Income Amount and an Annual Withdrawal Amount as if you made your first withdrawal on the date the annuity payments are to begin.

OTHER IMPORTANT CONSIDERATIONS

- Withdrawals under Lifetime Five are subject to all of the terms and conditions of the contract, including any withdrawal charges.
- Withdrawals made while Lifetime Five is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the contract. Lifetime Five does not directly affect the contract value or surrender value, but any withdrawal will decrease the contract value by the amount of the withdrawal (plus any applicable withdrawal charges). If you surrender your contract, you will receive the current contract value, not the Protected Withdrawal Value.
- You can make withdrawals from your contract while your contract value is greater than zero without purchasing Lifetime Five. Lifetime Five provides a guarantee that if your contract value declines due to market performance, you will be able to receive your Protected Withdrawal Value or Annual Income Amount in the form of periodic benefit payments.
- You must allocate your contract value to one or more of the following asset allocation portfolios of the Prudential Series Fund: SP Balanced Asset Allocation Portfolio, SP Conservative Asset Allocation Portfolio, and SP Growth Asset Allocation Portfolio.

ELECTION OF LIFETIME FIVE
With respect to Strategic Partners Annuity One 3 and Strategic Partners Plus 3, Lifetime Five can be elected at the time you purchase your contract, or after the contract date. With respect to Strategic Partners Annuity One and Strategic Partners Plus, Lifetime Five can be elected only after the contract date. Elections of Lifetime Five are subject to our eligibility rules and restrictions. The contract owner's contract value as of the date of election will be used as the basis to calculate the initial Protected Withdrawal Value, the initial Annual Withdrawal Amount, and the initial Annual Income Amount.

TERMINATION OF LIFETIME FIVE
Lifetime Five terminates automatically when your Protected Withdrawal Value and Annual Income Amount reaches zero. You may terminate Lifetime Five at any time by notifying us. If you terminate Lifetime Five, any guarantee provided by the benefit will terminate as of the date the termination is effective.

Lifetime Five terminates:
    -  upon your surrender of the contract,
    - upon the death of the annuitant (but your surviving spouse may elect a new Lifetime Five benefit if your spouse elects the spousal continuance option and your spouse would then be eligible to elect the benefit as if he/she were a new purchaser),
    - upon a change in ownership of the contract that changes the tax identification number of the contract owner, or
    -  upon your election to begin receiving annuity payments.

The charge for Lifetime Five will no longer be deducted from your contract value upon termination.

ADDITIONAL TAX CONSIDERATIONS FOR QUALIFIED CONTRACTS
If you purchase an annuity contract as an investment vehicle for "qualified" investments, including an IRA, the minimum distribution rules under the Code require that you begin receiving periodic amounts from your annuity contract beginning after age 70 1/2. The amount required under the Code may exceed the Annual Withdrawal Amount and the Annual Income Amount, which will cause us to increase the Annual Income Amount and the Annual Withdrawal Amount in any contract year that required minimum distributions due from your contract that are greater than such amounts. Any such payments will reduce your Protected Withdrawal Value. In addition, the amount and duration of payments under the contract payment and death benefit provisions may be adjusted so that the payments do not trigger any penalty or excise taxes due to tax considerations such as minimum distribution requirements.

IN SECTION 4 OF THE STRATEGIC PARTNERS ANNUITY ONE 3 AND STRATEGIC PARTNERS PLUS 3 PROSPECTUSES, THE FOLLOWING IS ADDED AS A NEW SECTION UNDER "CALCULATION OF THE DEATH BENEFIT":

HIGHEST DAILY VALUE DEATH BENEFIT
The Highest Daily Value Death Benefit ("HDV") is a feature under which the death benefit may be "stepped-up" on a daily basis to reflect increasing contract value. HDV is currently being offered in those jurisdictions where we have received regulatory approval, but is not being offered within the Strategic Partners Annuity One or Strategic Partners Plus contracts. Certain terms and conditions may differ between jurisdictions once approved. The HDV is not available if you elect the Guaranteed Minimum Death Benefit. Currently, HDV can only be elected at the time you purchase your contract. Please note that you may not terminate the HDV death benefit once elected. Moreover, because this benefit may not be terminated once elected, you must, as detailed below, keep your contract value allocated to one or more of the specified asset allocation portfolios of the Prudential Series Fund.

IF THE CONTRACT HAS ONE CONTRACT OWNER, the contract owner must be age 79 or less at the time the HDV is elected. If the contract has joint owners, the older owner must be age 79 or less. If there are joint owners, death of the owner refers to the first to die of the joint owners. If the contract is owned by an entity, the annuitant must be age 79 or less, and death of the contract owner refers to the death of the annuitant.

If you elect this benefit, you must allocate your contract value to one or more of the following asset allocation portfolios of the Prudential Series Fund: SP Balanced Asset Allocation Portfolio, SP Conservative Asset Allocation Portfolio, and SP Growth Asset Allocation Portfolio.

The HDV death benefit depends on whether death occurs before or after the Death Benefit Target Date.

     IF THE CONTRACT OWNER DIES BEFORE THE DEATH BENEFIT TARGET DATE, THE DEATH BENEFIT EQUALS THE GREATER OF:

     -  the base death benefit described in Section 4 of the prospectus; and

     -  the HDV as of the contract owner's date of death.

     IF THE CONTRACT OWNER DIES ON OR AFTER THE DEATH BENEFIT TARGET DATE, THE DEATH BENEFIT EQUALS THE GREATER OF:

     -  the base death benefit described in Section 4 of the prospectus; and

     - the HDV on the Death Benefit Target Date plus the sum of all purchase payments (and associated credits) less the sum of all proportional withdrawals since the Death Benefit Target Date.

The amount determined by this calculation is increased by any purchase payments (and associated credits) received after the contract owner's date of death and decreased by any proportional withdrawals since such date.

KEY TERMS USED WITH THE HIGHEST DAILY VALUE DEATH BENEFIT:
Death Benefit Target Date -- is the later of the contract anniversary on or after the 80th birthday of the current contract owner, the older of either joint owner or the annuitant, if entity owned, or five years after the contract date.

Highest Daily Value -- equals the highest of all previous "Daily Values" less proportional withdrawals since such date and plus any purchase payments (and associated credits) since such date.

Daily Value -- is the contract value as of the end of each business day. The Daily Value on the contract date is equal to your purchase payment (plus any associated credit).

Proportional Withdrawals -- are determined by calculating the percentage of your contract value that each prior withdrawal represented when withdrawn. Proportional withdrawals result in a reduction to the Highest Daily Value by reducing such value in the same proportion as the contract value was reduced by the withdrawal as of the date the withdrawal occurred. For example, if your Highest Daily Value is $125,000 and you subsequently withdraw $10,000 at a time when your contract value is equal to $100,000 (a 10% reduction), when calculating the optional death benefit we will reduce your Highest Daily Value ($125,000) by 10% or $12,500.

CALCULATION OF HIGHEST DAILY VALUE DEATH BENEFIT

EXAMPLES OF HIGHEST DAILY VALUE DEATH BENEFIT CALCULATION
The following are examples of how the HDV death benefit is calculated. Each example assumes an initial purchase payment of $50,000 (and no credit). Each example assumes that there is one contract owner who is age 70 on the contract date.

EXAMPLE WITH MARKET INCREASE AND DEATH BEFORE DEATH BENEFIT TARGET DATE
Assume that the contact owner's contract value has generally been increasing due to positive market performance and that no withdrawals have been made. On the date we receive due proof of death, the contract value is $75,000; however, the Highest Daily Value was $90,000. Assume as well that the contract owner has died before the Death Benefit Target Date. The death benefit is equal to the greater of HDV or the base death benefit. The death benefit would be the Highest Daily Value ($90,000) because it is greater than the amount that would have been payable under the base death benefit ($75,000).

EXAMPLE WITH WITHDRAWALS
Assume that the contract value has been increasing due to positive market performance and the contract owner made a withdrawal of $15,000 in contract year 7 when the contract value was $75,000. On the date we receive due proof of death, the contract value is $80,000; however, the Highest Daily Value ($90,000) was attained during the fifth contract year. Assume as well that the contract owner has died before the Death Benefit Target Date. The Death Benefit is equal to the greater of the Highest Daily Value (proportionally reduced by the subsequent withdrawal) or the base death benefit.

Highest Daily Value = $90,000 - [$90,000 * $15,000/$75,000]
                    = $90,000 - $18,000
                    = $72,000

Base Death Benefit = max [$80,000, $50,000 - ($50,000 * $15,000/$75,000)]
                   = max [$80,000, $40,000]
                   = $80,000
                   The death benefit therefore is $80,000.

EXAMPLE WITH DEATH AFTER DEATH BENEFIT TARGET DATE
Assume that the contract owner's contract value has generally been increasing due to positive market performance and that no withdrawals had been made prior to the Death Benefit Target Date. Further assume that the contract owner dies after the Death Benefit Target Date, when the contract value is $75,000. The Highest Daily Value on the Death Benefit Target Date was $80,000; however, following the Death Benefit Target Date, the contract owner made a purchase payment of $15,000 and later had taken a withdrawal of $5,000 when the contract value was $70,000. The death benefit is equal to the greater of the Highest Daily Value on the Death Benefit Target Date plus purchase payments minus proportional withdrawals after the Death Benefit Target Date or the base death benefit.

Highest Daily Value = $80,000 + $15,000 - [($80,000 + $15,000) * $5,000/$70,000]
                    = $80,000 + $15,000 - $6,786
                    = $88,214

Base Death Benefit = max [$75,000, ($50,000 + $15,000) - {($50,000 + $15,000) *
                   $5,000/$70,000}]
                   = max [$75,000, $60,357]
                   = $75,000
                   The death benefit therefore is $88,214.

FUND-RELATED DISCLOSURE
We are adding 38 variable investment options to each version of Strategic Partners Annuity One discussed in this supplement. Among all the underlying funds within the annuity, the fund with the highest total operating expenses as of December 31, 2003 is First Defined Portfolio Fund LLC -- Global Target 15 Portfolio, with total annual expenses of 4.69%.

YOU MAY NOT ALLOCATE YOUR CONTRACT VALUE TO THE FIRST TRUST 10 UNCOMMON VALUES PORTFOLIO, FIRST TRUST NASDAQ TARGET 15 PORTFOLIO, OR FIRST TRUST VALUE LINE TARGET 25 PORTFOLIO IF YOU HAVE CHOSEN THE VERSION OF THE GUARANTEED MINIMUM INCOME BENEFIT SOLD ON OR AFTER JANUARY 20, 2004.

Here is a fee table that sets out the fees of the new underlying funds that will be available.

                                    UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES
                        (AS A PERCENTAGE OF THE AVERAGE NET ASSETS OF THE UNDERLYING PORTFOLIOS)
                                                                                                      TOTAL ANNUAL
                                                          MANAGEMENT      OTHER                    PORTFOLIO OPERATING
  UNDERLYING PORTFOLIO                                       FEES      EXPENSES(1)   12B-1 FEES         EXPENSES
  AMERICAN SKANDIA TRUST:(2)
    AST JPMorgan International Equity(3)                    0.88%         0.24%         0.02%             1.14%
    AST MFS Global Equity                                   1.00%         0.40%         0.00%             1.40%
    AST DeAM Small-Cap Growth                               0.95%         0.22%         0.00%             1.17%
    AST Federated Aggressive Growth                         0.95%         0.27%         0.00%             1.22%
    AST Small-Cap Value(4)                                  0.90%         0.20%         0.00%             1.10%
    AST DeAM Small-Cap Value                                0.95%         0.41%         0.00%             1.36%
    AST Goldman Sachs Mid-Cap Growth                        1.00%         0.25%         0.16%             1.41%
    AST Neuberger Berman Mid-Cap Growth                     0.90%         0.21%         0.06%             1.17%
    AST Neuberger Berman Mid-Cap Value                      0.90%         0.17%         0.08%             1.15%
    AST Alger All-Cap Growth                                0.95%         0.20%         0.25%             1.40%
    AST Gabelli All-Cap Value                               0.95%         0.25%         0.00%             1.20%
    AST T. Rowe Price Natural Resources                     0.90%         0.25%         0.02%             1.17%
    AST MFS Growth                                          0.90%         0.21%         0.14%             1.25%
    AST Marsico Capital Growth                              0.90%         0.16%         0.05%             1.11%
    AST Goldman Sachs Concentrated Growth                   0.90%         0.17%         0.06%             1.13%
    AST DeAM Large-Cap Value                                0.85%         0.24%         0.00%             1.09%
    AST Alliance/Bernstein Growth + Value                   0.90%         0.25%         0.00%             1.15%
    AST Sanford Bernstein Core Value                        0.75%         0.24%         0.15%             1.14%
    AST Cohen & Steers Realty                               1.00%         0.22%         0.02%             1.24%
    AST Sanford Bernstein Managed Index 500                 0.60%         0.18%         0.06%             0.84%
    AST American Century Income & Growth                    0.75%         0.24%         0.00%             0.99%
    AST Alliance Growth and Income                          0.75%         0.16%         0.08%             0.99%
    AST Hotchkis & Wiley Large-Cap Value(5)                 0.75%         0.19%         0.04%             0.98%
    AST DeAM Global Allocation(6)                           0.97%         0.29%         0.00%             1.26%
    AST American Century Strategic Balanced                 0.85%         0.26%         0.00%             1.11%
    AST T. Rowe Price Asset Allocation                      0.85%         0.27%         0.00%             1.12%
    AST T. Rowe Price Global Bond                           0.80%         0.26%         0.00%             1.06%
    AST Goldman Sachs High Yield(7)                         0.75%         0.18%         0.00%             0.93%
    AST Lord Abbett Bond-Debenture                          0.80%         0.24%         0.00%             1.04%
    AST PIMCO Limited Maturity Bond                         0.65%         0.17%         0.00%             0.82%
  GARTMORE VARIABLE INVESTMENT TRUST:
    GVIT Developing Markets                                 1.15%         0.24%         0.25%             1.64%
  FIRST DEFINED PORTFOLIO FUND LLC:(8,9)
    First Trust(R) 10 Uncommon Values                       0.60%         1.51%         0.25%             2.36%
    Target Managed VIP                                      0.60%         0.99%         0.25%             1.84%
    S&P Target 24                                           0.60%         2.22%         0.25%             3.07%
    The Dow(SM) DART 10                                     0.60%         2.59%         0.25%             3.44%
    Value Line(R) Target 25                                 0.60%         2.69%         0.25%             3.54%
    Global Target 15                                        0.60%         3.84%         0.25%             4.69%
    Nasdaq Target 15                                        0.60%         2.29%         0.25%             3.14%

1 As noted above, shares of the Portfolios generally are purchased through variable insurance products. Some of the Portfolios and/or their investment advisers and/or distributors have entered into arrangements with us as the issuer of the contract under which they compensate us for providing ongoing services in lieu of the Trust providing such services. Amounts paid under these arrangements are included under "Other Expenses."
2 The Portfolios' total actual annual operating expenses for the year ended December 31, 2003 were less than the amount shown in the table due to fee waivers, reimbursement of expenses and expense offset arrangements. These waivers, reimbursements, and offset arrangements are voluntary and may be terminated by American Skandia Investment Services, Inc. and Prudential Investments LLC at any time. After accounting for the waivers, reimbursements and offset arrangements, the Portfolios' actual annual operating expenses were:

                                                               TOTAL ACTUAL ANNUAL
                                                               PORTFOLIO OPERATING
                                                                 EXPENSES AFTER
PORTFOLIO NAME                                                EXPENSE REIMBURSEMENT
--------------                                                ---------------------
AST DeAM Small-Cap Growth                                             1.02%
AST DeAM Small-Cap Value                                              1.15%
AST Goldman Sachs Mid-Cap Growth                                      1.31%
AST Marsico Capital Growth                                            1.10%
AST Goldman Sachs Concentrated Growth                                 1.06%
AST DeAM Large-Cap Value                                              0.99%
AST Alliance Growth and Income                                        0.97%
AST DeAM Global Allocation                                            0.14%

   Effective May 1, 2004, the Investment Managers have voluntarily agreed to waive a portion of their fee equal to .05% of the average daily net assets of the AST Hotchkis & Wiley Large-Cap Value Portfolio. If such waiver had been in place at year-end, the Portfolio's actual annual operating expenses would have been 0.93%.
3 Effective February 23, 2004, J.P. Morgan Investment Management, Inc. became Subadviser of the Portfolio. Prior to February 23, 2004, Strong Capital Management, Inc. served as Subadviser of the Portfolio, then named "AST Strong International Equity."
4 Effective November 22, 2004, JP Morgan Investment Management, Inc., Lee Munder Investments, Ltd., and Integrity Asset Management, became subadvisers of the Portfolio. Prior to November 22, 2004, GAMCO Investors, Inc. served as subadviser of the Portfolio, then named "AST Gabelli Small-Cap Value".
5 Effective May 1, 2004, Hotchkis and Wiley Capital Management LLC became Subadviser of the Portfolio. Prior to May 1, 2004, INVESCO Funds Group, Inc. served as Subadviser of the Portfolio, then named "AST INVESCO Capital Income."
6 The DeAM Global Asset Allocation Portfolio invests primarily in shares of other AST Portfolios (the "Underlying Portfolios"). (a) The only management fee directly paid by the Portfolio is a 0.10% fee paid to American Skandia Investment Services, Inc. and Prudential Investments LLC. The management fee shown in the chart for the Portfolio is (i) that 0.10% management fee paid by the Portfolio plus (ii) an estimate of the management fees paid by the Underlying Portfolios, which are borne indirectly by investors in the Portfolio. The estimate was calculated based on the percentage of the Portfolio invested in each Underlying Portfolio as of December 31, 2003 using the management fee rates shown in the chart above. (b) The expense information shown in the chart for the Portfolio reflects (i) the expenses of the Portfolio itself plus (ii) an estimate of the expenses paid by the Underlying Portfolios, which are borne indirectly by investors in the Portfolio. The estimate was calculated based on the percentage of the Portfolio invested in each Underlying Portfolio as of December 31, 2003 using the expense rates for the Underlying Portfolios shown in the above chart.
7 Effective May 1, 2004, Goldman Sachs Asset Management, L.P. became Subadviser of the Portfolio. Prior to May 1, 2004, Federated Investment Counseling served as Subadviser of the Portfolio, then named "AST Federated High Yield."
8 The Funds' Board of Trustees reserve the right to suspend payments under the 12b-1 Plan at any time. On May 1, 2003, 12b-1 payments were suspended for all Funds except the First Trust 10 Uncommon Values Portfolio. Payments under the 12b-1 Plan will resume effective May 1, 2004 for the Target Managed VIP Portfolio, the Dow Dart 10 Portfolio, the Global Target 15 Portfolio, the S&P Target 24 Portfolio, the Nasdaq Target 15 Portfolio and the Value Line Target 25 Portfolio.
9 First Trust has voluntarily agreed to waive fees and reimburse expenses of the Funds through September 30, 2005 to limit Total Annual Fund Operating Expenses (excluding brokerage expense and extraordinary expense) as shown in the table below. There can be no assurance that First Trust will continue to waive fees and reimburse expenses after September 30, 2005. First Trust may seek restitution from the Funds for fees waived and expenses reimbursed within three years following such waiver or reimbursement; however, the restitution is limited to the extent that it would not cause a Fund to exceed current expense limitations.

                                                               TOTAL ACTUAL ANNUAL
                                                               PORTFOLIO OPERATING
                                                                 EXPENSES AFTER
PORTFOLIO NAME                                                EXPENSE REIMBURSEMENT
--------------                                                ---------------------
First Trust(R) 10 Uncommon Values                                     1.37%
Target Managed VIP                                                    1.47%
S&P Target 24                                                         1.47%
The Dow(SM) DART 10                                                   1.47%
Value Line(R) Target 25                                               1.47%
Global Target 15                                                      1.47%
Nasdaq Target 15                                                      1.47%

IN SECTION 2 OF EACH PROSPECTUS, THE FOLLOWING PARAGRAPH IS ADDED AFTER THE THIRD PARAGRAPH UNDER THE SECTION ENTITLED "VARIABLE INVESTMENT OPTIONS."

     "The Portfolios of the American Skandia Trust are co-managed by PI and American Skandia Investment Services, Incorporated, also under a manager-of-managers approach. American Skandia Investment Services, Incorporated is an indirect, wholly-owned subsidiary of Prudential Financial, Inc."

IN SECTION 2 OF EACH PROSPECTUS, WE ADD THE FOLLOWING BRIEF DESCRIPTIONS OF THE NEW VARIABLE INVESTMENT OPTIONS:

---------------------------------------------------------------------------------------------------------------
                                                                                              PORTFOLIO
        STYLE/                                                                                ADVISOR/
         TYPE                          INVESTMENT OBJECTIVES/POLICIES                        SUBADVISER
---------------------------------------------------------------------------------------------------------------
                        AST JPMORGAN INTERNATIONAL EQUITY: (f/k/a AST Strong
                        International Equity) seeks long-term capital growth by
                        investing in a diversified portfolio of international equity securities. The Portfolio seeks to meet its objective by
                        investing, under normal market conditions, at least 80% of
                        its assets in a diversified portfolio of equity securities     J.P. Morgan Investment
 INTERNATIONAL EQUITY   of companies located or operating in developed non-U.S.            Management Inc.
                        countries and emerging markets of the world. The equity
                        securities will ordinarily be traded on a recognized foreign securities exchange or traded in a foreign over-the-counter market in the country where the issuer is principally based, but may also be traded in other countries including the
                        United States.
---------------------------------------------------------------------------------------------------------------
                        AST MFS GLOBAL EQUITY: seeks capital growth. Under normal
                        circumstances the Portfolio invests at least 80% of its
                        assets in equity securities of U.S. and foreign issuers        Massachusetts Financial
    GLOBAL EQUITY       (including issuers in developing countries). The Portfolio        Services Company
                        generally seeks to purchase securities of companies with
                        relatively large market capitalizations relative to the
                        market in which they are traded.
---------------------------------------------------------------------------------------------------------------
                        AST DEAM SMALL-CAP GROWTH: seeks maximum growth of
                        investors' capital from a portfolio of growth stocks of
                        smaller companies. The Portfolio pursues its objective,
                        under normal circumstances, by primarily investing at least
      SMALL CAP         80% of its total assets in the equity securities of                Deutsche Asset
        GROWTH          small-sized companies included in the Russell 2000 Growth(R)      Management, Inc.
                        Index. The Subadviser employs an investment strategy
                        designed to maintain a portfolio of equity securities which approximates the market risk of those stocks included in the
                        Russell 2000 Growth(R) Index, but which attempts to
                        outperform the Russell 2000 Growth(R) Index.
---------------------------------------------------------------------------------------------------------------
                        AST FEDERATED AGGRESSIVE GROWTH: seeks capital growth. The
                        Portfolio pursues its investment objective by investing in the stocks of small companies that are traded on national
                        security exchanges, NASDAQ stock exchange and the               Federated Investment
      SMALL CAP         over-the-counter-market. Small companies will be defined as     Counseling/Federated
        GROWTH          companies with market capitalizations similar to companies        Global Investment
                        in the Russell 2000 Growth Index. Up to 25% of the                Management Corp.
                        Portfolio's net assets may be invested in foreign
                        securities, which are typically denominated in foreign
                        currencies.
---------------------------------------------------------------------------------------------------------------
                        AST SMALL-CAP VALUE: seeks to provide long-term capital
                        growth by investing primarily in small-capitalization stocks that appear to be undervalued. The Portfolio will have a
                        non-fundamental policy to invest, under normal
                        circumstances, at least 80% of the value of its assets in      JP Morgan Investments,
                        small capitalization companies. The 80% investment                 Inc./Lee Munder
      SMALL CAP         requirement applies at the time the Portfolio invests its           Investments,
        VALUE           assets. The Portfolio generally defines small capitalization    Ltd./Integrity Asset
                        companies as those with a capitalization of $1.5 billion or          Management
                        less. Reflecting a value approach to investing, the
                        Portfolio will seek the stocks of companies whose current
                        stock prices do not appear to adequately reflect their
                        underlying value as measured by assets, earnings, cash flow or business franchises.
---------------------------------------------------------------------------------------------------------------
                        AST DEAM SMALL-CAP VALUE: seeks maximum growth of investors'
                        capital. The Portfolio pursues its objective, under normal market conditions, by primarily investing at least 80% of
                        its total assets in the equity securities of small-sized
      SMALL CAP         companies included in the Russell 2000(R) Value Index. The         Deutsche Asset
        VALUE           Subadviser employs an investment strategy designed to             Management, Inc.
                        maintain a portfolio of equity securities which approximates the market risk of those stocks included in the Russell
                        2000(R)Value Index, but which attempts to outperform the
                        Russell 2000(R) Value Index.
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
                                                                                              PORTFOLIO
        STYLE/                                                                                ADVISOR/
         TYPE                          INVESTMENT OBJECTIVES/POLICIES                        SUBADVISER
---------------------------------------------------------------------------------------------------------------
                        AST GOLDMAN SACHS MID-CAP GROWTH: seeks long-term capital
                        growth. The Portfolio pursues its investment objective, by investing primarily in equity securities selected for their growth potential, and normally invests at least 80% of the
       MID-CAP          value of its assets in medium capitalization companies. For      Goldman Sachs Asset
        GROWTH          purposes of the Portfolio, medium-sized companies are those       Management, L.P.
                        whose market capitalizations (measured at the time of
                        investment) fall within the range of companies in the
                        Standard & Poor's MidCap 400 Index. The Subadviser seeks to identify individual companies with earnings growth potential that may not be recognized by the market at large.
---------------------------------------------------------------------------------------------------------------
                        AST NEUBERGER BERMAN MID-CAP GROWTH: seeks capital growth.
                        Under normal market conditions, the Portfolio primarily
                        invests at least 80% of its net assets in the common stocks of mid-cap companies. For purposes of the Portfolio,
       MID-CAP          companies with equity market capitalizations that fall            Neuberger Berman
        GROWTH          within the range of the Russell Midcap(R) Index, at the time       Management Inc.
                        of investment, are considered mid-cap companies. Some of the
                        Portfolio's assets may be invested in the securities of
                        large-cap companies as well as in small-cap companies. The
                        Subadviser looks for fast-growing companies that are in new or rapidly evolving industries.
---------------------------------------------------------------------------------------------------------------
                        AST NEUBERGER BERMAN MID-CAP VALUE: seeks capital growth.
                        Under normal market conditions, the Portfolio primarily
                        invests at least 80% of its net assets in the common stocks of mid-cap companies. For purposes of the Portfolio,
                        companies with equity market capitalizations that fall
       MID-CAP          within the range of the Russell Midcap(R) Index at the time       Neuberger Berman
        VALUE           of investment are considered mid-cap companies. Some of the        Management Inc.
                        Portfolio's assets may be invested in the securities of
                        large-cap companies as well as in small-cap companies. Under the Portfolio's value-oriented investment approach, the
                        Subadviser looks for well-managed companies whose stock
                        prices are undervalued and that may rise in price before
                        other investors realize their worth.
---------------------------------------------------------------------------------------------------------------
                        AST ALGER ALL-CAP GROWTH: seeks long-term capital growth.
                        The Portfolio invests primarily in equity securities, such as common or preferred stocks that are listed on U.S.
       ALL-CAP          exchanges or in the over-the-counter market. The Portfolio           Fred Alger
        GROWTH          may invest in the equity securities of companies of all           Management, Inc.
                        sizes, and may emphasize either larger or smaller companies at a given time based on the Subadviser's assessment of
                        particular companies and market conditions.
---------------------------------------------------------------------------------------------------------------
                        AST GABELLI ALL-CAP VALUE: seeks capital growth. The
                        Portfolio pursues its objective by investing primarily in
                        readily marketable equity securities including common
                        stocks, preferred stocks and securities that may be
                        converted at a later time into common stock. The Portfolio
       ALL-CAP          may invest in the securities of companies of all sizes, and
        VALUE           may emphasize either larger or smaller companies at a given     GAMCO Investors, Inc.
                        time based on the Subadviser's assessment of particular
                        companies and market conditions. The Portfolio focuses on
                        companies that appear underpriced relative to their private market value ("PMV"). PMV is the value that the Portfolio's
                        Subadviser believes informed investors would be willing to pay for a company.
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
                                                                                              PORTFOLIO
        STYLE/                                                                                ADVISOR/
         TYPE                          INVESTMENT OBJECTIVES/POLICIES                        SUBADVISER
---------------------------------------------------------------------------------------------------------------
                        AST T. ROWE PRICE NATURAL RESOURCES: seeks long-term capital growth primarily through the common stocks of companies that own or develop natural resources (such as energy products, precious metals and forest products) and other basic
                        commodities. The Portfolio normally invests primarily (at
                        least 80% of its total assets) in the common stocks of
        SECTOR          natural resource companies whose earnings and tangible              T. Rowe Price
                        assets could benefit from accelerating inflation. The             Associates, Inc.
                        Portfolio looks for companies that have the ability to
                        expand production, to maintain superior exploration programs and production facilities, and the potential to accumulate new resources. At least 50% of Portfolio assets will be
                        invested in U.S. securities, up to 50% of total assets also may be invested in foreign securities.
---------------------------------------------------------------------------------------------------------------
                        AST MFS GROWTH: seeks long-term capital growth and future
                        income. Under normal market conditions, the Portfolio
                        invests at least 80% of its total assets in common stocks
                        and related securities, such as preferred stocks,
      LARGE CAP         convertible securities and depositary receipts, of companies   Massachusetts Financial
        GROWTH          that the Subadviser believes offer better than average            Services Company
                        prospects for long-term growth. The Subadviser seeks to
                        purchase securities of companies that it considers well-run and poised for growth. The Portfolio may invest up to 35% of its net assets in foreign securities.
---------------------------------------------------------------------------------------------------------------
                        AST MARSICO CAPITAL GROWTH: seeks capital growth. Income
                        realization is not an investment objective and any income
                        realized on the Portfolio's investments, therefore, will be incidental to the Portfolio's objective. The Portfolio will pursue its objective by investing primarily in common stocks of larger, more established companies. In selecting
      LARGE CAP         investments for the Portfolio, the Subadviser uses an              Marsico Capital
        GROWTH          approach that combines "top down" economic analysis with           Management, LLC
                        "bottom up' stock selection. The "top down" approach
                        identifies sectors, industries and companies that should
                        benefit from the trends the Subadviser has observed. The
                        Subadviser then looks for individual companies with earnings growth potential that may not be recognized by the market at large, a "bottom up" stock selection.
---------------------------------------------------------------------------------------------------------------
                        AST GOLDMAN SACHS CONCENTRATED GROWTH: seeks growth of
                        capital in a manner consistent with the preservation of
                        capital. Realization of income is not a significant
                        investment consideration and any income realized on the
                        Portfolio's investments, therefore, will be incidental to
      LARGE CAP         the Portfolio's objective. The Portfolio will pursue its         Goldman Sachs Asset
        GROWTH          objective by investing primarily in equity securities of          Management, L.P.
                        companies that the Subadviser believes have potential to
                        achieve capital appreciation over the long-term. The
                        Portfolio seeks to achieve its investment objective by
                        investing, under normal circumstances, in approximately
                        30 -- 45 companies that are considered by the Subadviser to be positioned for long-term growth.
---------------------------------------------------------------------------------------------------------------
                        AST DEAM LARGE-CAP VALUE: seeks maximum growth of capital by investing primarily in the value stocks of larger companies.
                        The Portfolio pursues its objective, under normal market
                        conditions, by primarily investing at least 80% of the value
      LARGE CAP         of its assets in the equity securities of large-sized              Deutsche Asset
        VALUE           companies included in the Russell 1000(R) Value Index. The        Management, Inc.
                        Subadviser employs an investment strategy designed to
                        maintain a portfolio of equity securities which approximates the market risk of those stocks included in the Russell
                        1000(R) Value Index, but which attempts to outperform the
                        Russell 1000(R) Value Index through active stock selection.
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
                                                                                              PORTFOLIO
        STYLE/                                                                                ADVISOR/
         TYPE                          INVESTMENT OBJECTIVES/POLICIES                        SUBADVISER
---------------------------------------------------------------------------------------------------------------
                        AST ALLIANCE/BERNSTEIN GROWTH + VALUE: seeks capital growth by investing approximately 50% of its assets in growth
                        stocks of large companies and approximately 50% of its
                        assets in value stocks of large companies. The Portfolio
                        will invest primarily in common stocks of large U.S.
                        companies included in the Russell 1000(R) Index (the
                        "Russell 1000(R)"). The Russell 1000(R) is a market
      LARGE CAP         capitalization-weighted index that measures the performance       Alliance Capital
        BLEND           of the 1,000 largest U.S. companies. Normally, about 60-85        Management, L.P.
                        companies will be represented in the Portfolio, with 25-35 companies primarily from the Russell 1000(R) Growth Index
                        constituting approximately 50% of the Portfolio's net assets and 35-50 companies primarily from the Russell 1000(R) Value
                        Index constituting the remainder of the Portfolio's net
                        assets. There will be a periodic rebalancing of each
                        segment's assets to take account of market fluctuations in order to maintain the approximately equal allocation.
---------------------------------------------------------------------------------------------------------------
                        AST SANFORD BERNSTEIN CORE VALUE: seeks long-term capital
                        growth by investing primarily in common stocks. The
                        Subadviser expects that the majority of the Portfolio's
                        assets will be invested in the common stocks of large
                        companies that appear to be undervalued. Among other things,
      LARGE CAP         the Portfolio seeks to identify compelling buying              Sanford C. Bernstein &
        VALUE           opportunities created when companies are undervalued on the           Co., LLC
                        basis of investor reactions to near-term problems or
                        circumstances even though their long-term prospects remain sound. The Subadviser seeks to identify individual companies with earnings growth potential that may not be recognized by the market at large.
---------------------------------------------------------------------------------------------------------------
                        AST COHEN & STEERS REALTY: seeks to maximize total return
                        through investment in real estate securities. The Portfolio pursues its investment objective by investing, under normal circumstances, at least 80% of its net assets in securities of real estate issuers. Under normal circumstances, the
     REAL ESTATE        Portfolio will invest substantially all of its assets in the   Cohen & Steers Capital
        (REIT)          equity securities of real estate companies, i.e., a company       Management, Inc.
                        that derives at least 50% of its revenues from the
                        ownership, construction, financing, management or sale of
                        real estate or that has at least 50% of its assets in real estate. Real estate companies may include real estate
                        investment trusts or REITs.
---------------------------------------------------------------------------------------------------------------
                        AST SANFORD BERNSTEIN MANAGED INDEX 500: will invest, under normal circumstances, at least 80% of its net assets in
                        securities included in the Standard & Poor's 500 Composite
                        Stock Price Index (the "S&P(R) 500 "). The Portfolio seeks to outperform the S&P 500 through stock selection resulting in different weightings of common stocks relative to the
                        index. The Portfolio will invest primarily in the common
                        stocks of companies included in the S&P 500. In seeking to outperform the S&P 500, the Subadviser starts with a
       MANAGED          portfolio of stocks representative of the holdings of the      Sanford C. Bernstein &
        INDEX           index. It then uses a set of fundamental quantitative                 Co., LLC
                        criteria that are designed to indicate whether a particular stock will predictably perform better or worse than the S&P
                        500. Based on these criteria, the Subadviser determines
                        whether the Portfolio should over-weight, under-weight or
                        hold a neutral position in the stock relative to the
                        proportion of the S&P 500 that the stock represents. In
                        addition, the Subadviser also may determine that based on
                        the quantitative criteria, certain equity securities that
                        are not included in the S&P 500 should be held by the
                        Portfolio.
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
                                                                                              PORTFOLIO
        STYLE/                                                                                ADVISOR/
         TYPE                          INVESTMENT OBJECTIVES/POLICIES                        SUBADVISER
---------------------------------------------------------------------------------------------------------------
                        AST AMERICAN CENTURY INCOME & GROWTH: seeks capital growth with current income as a secondary objective. The Portfolio invests primarily in common stocks that offer potential for capital growth, and may, consistent with its investment
        GROWTH          objective, invest in stocks that offer potential for current      American Century
         AND            income. The Subadviser utilizes a quantitative management            Investment
        INCOME          technique with a goal of building an equity portfolio that        Management, Inc.
                        provides better returns than the S&P 500 Index without
                        taking on significant additional risk and while attempting to create a dividend yield that will be greater than the S&P
                        500 Index.
---------------------------------------------------------------------------------------------------------------
                        AST ALLIANCE GROWTH AND INCOME: seeks long-term growth of
                        capital and income while attempting to avoid excessive
                        fluctuations in market value. The Portfolio normally will
        GROWTH          invest in common stocks (and securities convertible into
         AND            common stocks). The Subadviser will take a value-oriented         Alliance Capital
        INCOME          approach, in that it will try to keep the Portfolio's assets      Management, L.P.
                        invested in securities that are selling at reasonable
                        valuations in relation to their fundamental business
                        prospects. The stocks that the Portfolio will normally
                        invest in are those of seasoned companies.
---------------------------------------------------------------------------------------------------------------
                        AST HOTCHKIS & WILEY LARGE-CAP VALUE (f/k/a AST INVESCO
                        Capital Income): seeks current income and long-term growth of income, as well as capital appreciation. The Portfolio
                        invests, under normal circumstances, at least 80% of its net
      LARGE CAP         assets plus borrowings for investment purposes in common      Hotchkis & Wiley Capital
        VALUE           stocks of large cap U.S. companies, that have a high cash          Management, LLC
                        dividend or payout yield relative to the market. The
                        Subadviser currently considers large cap companies to be
                        those with market capitalizations like those founding the
                        Russell 1000 Index. Additionally, the Portfolio can invest up to 20% of its total assets in foreign securities.
---------------------------------------------------------------------------------------------------------------
                        AST DEAM GLOBAL ALLOCATION: seeks a high level of total
                        return by investing primarily in a diversified portfolio of mutual funds. The Portfolio seeks to achieve its investment objective by investing in several other AST Portfolios
                        ("Underlying Portfolios"). The Portfolio intends its
       BALANCED         strategy of investing in combinations of Underlying                Deutsche Asset
                        Portfolios to result in investment diversification that an        Management, Inc.
                        investor could otherwise achieve only by holding numerous
                        investments. The Portfolio is expected to be invested in at least six such Underlying Portfolios at any time. It is
                        expected that the investment objectives of such AST
                        Portfolios will be diversified.
---------------------------------------------------------------------------------------------------------------
                        AST AMERICAN CENTURY STRATEGIC BALANCED: seeks capital
                        growth and current income. The Subadviser intends to
                        maintain approximately 60% of the Portfolio's assets in
                        equity securities and the remainder in bonds and other fixed
                        income securities. Both the Portfolio's equity and fixed          American Century
       BALANCED         income investments will fluctuate in value. The equity         Investment Management,
                        securities will fluctuate depending on the performance of               Inc.
                        the companies that issued them, general market and economic conditions, and investor confidence. The fixed income
                        investments will be affected primarily by rising or falling interest rates and the credit quality of the issuers.
---------------------------------------------------------------------------------------------------------------
                        AST T. ROWE PRICE ASSET ALLOCATION: seeks a high level of
                        total return by investing primarily in a diversified
                        portfolio of fixed income and equity securities. The
                        Portfolio normally invests approximately 60% of its total
                        assets in equity securities and 40% in fixed income
   ASSET ALLOCATION     securities. The Subadviser concentrates common stock          T. Rowe Price Associates,
                        investments in larger, more established companies, but the              Inc.
                        Portfolio may include small and medium-sized companies with good growth prospects. The fixed income portion of the
                        Portfolio will be allocated among investment grade
                        securities, high yield or "junk" bonds, foreign high quality debt securities and cash reserves.
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
                                                                                              PORTFOLIO
        STYLE/                                                                                ADVISOR/
         TYPE                          INVESTMENT OBJECTIVES/POLICIES                        SUBADVISER
---------------------------------------------------------------------------------------------------------------
                        AST T. ROWE PRICE GLOBAL BOND: seeks to provide high current income and capital growth by investing in high-quality
                        foreign and U.S. dollar-denominated bonds. The Portfolio
                        will invest at least 80% of its total assets in all types of high quality bonds including those issued or guaranteed by
                        U.S. or foreign governments or their agencies and by foreign authorities, provinces and municipalities as well as
                        investment grade corporate bonds and mortgage and
                        asset-backed securities of U.S. and foreign issuers. The
        GLOBAL          Portfolio generally invests in countries where the                  T. Rowe Price
         BOND           combination of fixed-income returns and currency exchange        International, Inc.
                        rates appears attractive, or, if the currency trend is
                        unfavorable, where the Subadviser believes that the currency risk can be minimized through hedging. The Portfolio may
                        also invest up to 20% of its assets in the aggregate in
                        below investment-grade, high-risk bonds ("junk bonds"). In addition, the Portfolio may invest up to 30% of its assets in mortgage-backed (including derivatives, such as
                        collateralized mortgage obligations and stripped mortgage
                        securities) and asset-backed securities.
---------------------------------------------------------------------------------------------------------------
                        AST GOLDMAN SACHS HIGH YIELD (f/k/a AST Federated High
                        Yield): seeks a high level of current income and may also
                        consider the potential for capital appreciation. The
                        Portfolio invests, under normal circumstances, at least 80%
                        of its net assets plus any borrowings for investment
                        purposes (measured at time of purchase) ("Net Assets") in
                        high-yield, fixed-income securities that, at the time of
                        purchase, are non-investment grade securities.
                        Non-investment grade securities are securities rated BB, Ba or below by a NRSRO, or, if unrated, determined by the
         HIGH           Subadviser to be of comparable quality. The Portfolio may
        YIELD           invest in all types of fixed income securities, including,       Goldman Sachs Asset
         BOND           senior and subordinated corporate debt obligations (such as       Management, L.P.
                        bonds, debentures, notes and commercial paper), convertible and non-convertible corporate debt obligations, loan
                        participations, custodial receipts, municipal securities and preferred stock. The Portfolio may invest up to 25% of its total assets in obligations of domestic and foreign issuers which are denominated in currencies other than the U.S.
                        dollar and in securities of issuers located in emerging
                        countries denominated in any currency. Under normal market conditions, the Portfolio may invest up to 20% of its net
                        assets in investment grade fixed-income securities,
                        including U.S. Government Securities.
---------------------------------------------------------------------------------------------------------------
                        AST LORD ABBETT BOND-DEBENTURE: seeks high current income
                        and the opportunity for capital appreciation to produce a
                        high total return. To pursue its objective, the Portfolio
                        will invest, under normal circumstances, at least 80% of the value of its assets in fixed income securities and normally invests primarily in high yield and investment grade debt
                        securities, securities convertible in common stock and
                        preferred stocks. The Portfolio may find good value in high yield securities, sometimes called "lower-rated bonds" or
         BOND           "junk bonds," and frequently may have more than half of its    Lord, Abbett & Co. LLC
                        assets invested in those securities. At least 20% of the
                        Portfolio's assets must be invested in any combination of
                        investment grade debt securities, U.S. Government securities and cash equivalents. The Portfolio may also make
                        significant investments in mortgage-backed securities.
                        Although the Portfolio expects to maintain a weighted
                        average maturity in the range of five to twelve years, there are no restrictions on the overall Portfolio or on
                        individual securities. The Portfolio may invest up to 20% of its net assets in equity securities.
---------------------------------------------------------------------------------------------------------------
                        AST PIMCO LIMITED MATURITY BOND: seeks to maximize total
                        return consistent with preservation of capital and prudent
                        investment management. The Portfolio will invest in a            Pacific Investment
         BOND           diversified portfolio of fixed-income securities of varying    Management Company LLC
                        maturities. The average portfolio duration of the Portfolio generally will vary within a one- to three-year time frame based on the Subadviser's forecast for interest rates.
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
                                                                                              PORTFOLIO
        STYLE/                                                                                ADVISOR/
         TYPE                          INVESTMENT OBJECTIVES/POLICIES                        SUBADVISER
---------------------------------------------------------------------------------------------------------------
                        GVIT DEVELOPING MARKETS (f/k/a Montgomery Variable
                        Series -- Emerging Markets): seeks long-term capital
                        appreciation, under normal conditions by investing at least     Gartmore Global Asset
   EMERGING MARKETS     80% of its total assets in stocks of companies of any size    Management Trust/Gartmore
                        based in the world's developing economies. Under normal            Global Partners
                        market conditions, investments are maintained in at least
                        six countries at all times and no more than 35% of total
                        assets in any single one of them.
---------------------------------------------------------------------------------------------------------------
 EACH PORTFOLIO OF THE FIRST DEFINED PORTFOLIO FUND LLC INVESTS IN THE SECURITIES OF A RELATIVELY FEW NUMBER OF
 ISSUERS OR IN A PARTICULAR SECTOR OF THE ECONOMY. SINCE THE ASSETS OF EACH PORTFOLIO ARE INVESTED IN A LIMITED
 NUMBER OF ISSUERS OR A LIMITED SECTOR OF THE ECONOMY, THE NET ASSET VALUE OF THE PORTFOLIO MAY BE MORE
 SUSCEPTIBLE TO A SINGLE ADVERSE ECONOMIC, POLITICAL OR REGULATORY OCCURRENCE. CERTAIN OF THE PORTFOLIOS MAY
 ALSO BE SUBJECT TO ADDITIONAL MARKET RISK DUE TO THEIR POLICY OF INVESTING BASED ON AN INVESTMENT STRATEGY AND
 GENERALLY NOT BUYING OR SELLING SECURITIES IN RESPONSE TO MARKET FLUCTUATIONS. EACH PORTFOLIO'S RELATIVE LACK
 OF DIVERSITY AND LIMITED ONGOING MANAGEMENT MAY SUBJECT CONTRACT OWNERS TO GREATER MARKET RISK THAN OTHER
 PORTFOLIOS.
 THE STOCK SELECTION DATE FOR EACH OF THE STRATEGY PORTFOLIOS OF THE FIRST DEFINED PORTFOLIO FUND LLC IS ON OR
 ABOUT DECEMBER 31ST OF EACH YEAR. THE HOLDINGS FOR EACH STRATEGY PORTFOLIO WILL BE ADJUSTED ANNUALLY ON OR
 ABOUT DECEMBER 31ST IN ACCORDANCE WITH THE PORTFOLIO'S INVESTMENT STRATEGY. AT THAT TIME, THE PERCENTAGE
 RELATIONSHIP AMONG THE SHARES OF EACH ISSUER HELD BY THE PORTFOLIO IS ESTABLISHED. THROUGH THE NEXT ONE-YEAR
 PERIOD THAT PERCENTAGE WILL BE MAINTAINED AS CLOSELY AS PRACTICABLE WHEN THE PORTFOLIO MAKES SUBSEQUENT
 PURCHASES AND SALES OF THE SECURITIES.
---------------------------------------------------------------------------------------------------------------



---------------------------------------------------------------------------------------------------------------
                                                                                              PORTFOLIO
        STYLE/                                                                                ADVISOR/
         TYPE                          INVESTMENT OBJECTIVES/POLICIES                        SUBADVISER
---------------------------------------------------------------------------------------------------------------
                        FIRST TRUST(R) 10 UNCOMMON VALUES: seeks to provide
                        above-average capital appreciation. The Portfolio seeks to achieve its objective by investing primarily in the ten
                        common stocks selected by the Investment Policy Committee of
      LARGE CAP         Lehman Brothers Inc. ("Lehman Brothers") with the assistance         First Trust
        BLEND           of the Research Department of Lehman Brothers which, in             Advisors L.P.
                        their opinion have the greatest potential for capital
                        appreciation during the next year. The stocks included in
                        the Portfolio are adjusted annually on or about July 1st in accordance with the selections of Lehman Brothers.
---------------------------------------------------------------------------------------------------------------
                        TARGET MANAGED VIP: seeks to provide above-average total
                        return. The Portfolio seeks to achieve its objective by
       BLENDED          investing in common stocks of the most attractive companies          First Trust
       STRATEGY         that are identified by a model based on six uniquely                Advisors L.P.
                        specialized strategies -- The Dow(SM) DART 5, the European
                        Target 20, the Nasdaq(R) Target 15, the S&P Target 24, the
                        Target Small Cap and the Value Line(R) Target 25.
---------------------------------------------------------------------------------------------------------------
                        S&P TARGET 24: seeks to provide above-average total return.
                        The Portfolio seeks to achieve its objective by investing in common stocks issued by companies that have the potential
      LARGE CAP         for capital appreciation. The Portfolio invests primarily in         First Trust
        GROWTH          the common stocks of twenty-four companies selected from a          Advisors L.P.
                        subset of the stocks included in the Standard & Poor's 500
                        Composite Stock Price Index. The subset of stocks will be
                        taken from each of the eight largest economic sectors of the
                        S&P 500 Index based on the sector's market capitalization.
---------------------------------------------------------------------------------------------------------------
                        THE DOW(SM) DART 10: seeks to provide above-average total
                        return. The Portfolio seeks to achieve its objective by
                        investing in common stocks issued by companies that are
      LARGE CAP         expected to provide income and to have the potential for             First Trust
        VALUE           capital appreciation. The Portfolio invests primarily in the        Advisors L.P.
                        common stocks of the ten companies in the DJIA that have the highest combined dividend yields and buyback ratios on or
                        about the applicable stock selection date.
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
                                                                                              PORTFOLIO
        STYLE/                                                                                ADVISOR/
         TYPE                          INVESTMENT OBJECTIVES/POLICIES                        SUBADVISER
---------------------------------------------------------------------------------------------------------------
                        VALUE LINE(R) TARGET 25: seeks to provide above-average
                        capital appreciation. The Portfolio seeks to achieve its
                        objective by investing in 25 of the 100 common stocks that
                        Value Line(R) gives a #1 ranking for Timeliness(TM) which
                        have recently exhibited certain positive financial
                        attributes. Value Line(R) ranks 1,700 stocks which represent approximately 94% of the trading volume on all U.S. stock
                        exchanges. Of these 1,700 stocks, only 100 are given their
        VALUE           #1 ranking for Timeliness(TM), which measures Value Line's           First Trust
        EQUITY          view of their probable price performance during the next six        Advisors L.P.
                        to 12 months relative to the others. Value Line(R) bases
                        their rankings on a long-term trend of earnings, prices,
                        recent earnings, price momentum, and earnings surprise. To select the stocks for the Portfolio, the Subadviser follows a disciplined investment strategy that invests primarily in the common stocks of 25 companies selected from a subset of the stocks that receive Value Line's(R) #1 ranking for
                        Timeliness as of the close of business on or about the
                        applicable stock selection date.
---------------------------------------------------------------------------------------------------------------
                        GLOBAL TARGET 15: seeks to provide above-average total
                        return. The Portfolio seeks to achieve its objective by
                        investing in common stocks issued by companies that are
                        expected to provide income and to have the potential for
                        capital appreciation. The Portfolio invests primarily in the common stocks of the companies which are components of the
        GLOBAL          DJIA, the Financial Times Industrial Ordinary Share Index            First Trust
        EQUITY          ("FT Index") and the Hang Seng Index. The Portfolio                 Advisors L.P.
                        primarily consists of common stocks of the five companies
                        with the lowest per share stock prices of the ten companies in each of the DJIA, FT Index and Hang Seng Index,
                        respectively, that have the highest dividend yield in the
                        respective index on or about the applicable stock selection date.
---------------------------------------------------------------------------------------------------------------
                        NASDAQ(R) TARGET 15: seeks to provide above-average total
                        return. The Portfolio seeks to achieve its objective by
                        investing in common stocks issued by companies that are
      LARGE CAP         expected to have the potential for capital appreciation. The         First Trust
        GROWTH          Portfolio invests primarily in the common stocks of fifteen         Advisors L.P.
                        companies selected from a pre-screened subset of the stocks included in the Nasdaq-100 Index on or about the applicable stock selection date through a multi-step process.
---------------------------------------------------------------------------------------------------------------

"Standard & Poor's(R)," "S&P(R)," "S&P 500(R)," "Standard & Poor's 500," and "500" are trademarks of the McGraw-Hill Companies, Inc. and have been licensed for use by American Skandia Investment Services, Incorporated. The Portfolio is not sponsored, endorsed, sold or promoted by Standard & Poor's and Standard & Poor's makes no representation regarding the advisability of investing in the Portfolio.

"Dow Jones Industrial Average(SM)", "DJIA(SM)", "Dow Industrials(SM)", "The Dow(SM)", and "The Dow 10(SM)", are service marks of Dow Jones & Company, Inc. ("Dow Jones") and have been licensed for use for certain purposes by First Trust Advisors L.P. ("First Trust"). The portfolios, including, and in particular the Target Managed VIP portfolio and The Dow(SM) DART 10 portfolio, are not endorsed, sold or promoted by Dow Jones, and Dow Jones makes no representation regarding the advisability of investing in such products.

"Standard & Poor's," "S&P," "S&P 500," "Standard & Poor's 500," and "500" are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by First Trust on behalf of the S&P Target 24 Portfolio and the Target Managed VIP Portfolio. The Portfolios are not sponsored, endorsed, managed, sold or promoted by Standard & Poor's and Standard & Poor's makes no representation regarding the advisability of investing in the Portfolio.

"The Nasdaq 100(R)", "Nasdaq-100 Index(R)", "Nasdaq Stock Market(R)", and "Nasdaq(R)" are trade or service marks of The Nasdaq Stock Market, Inc. (which with its affiliates are the "Corporations") and have been licensed for use by First Trust. The Nasdaq Target 15 Portfolio and Target Managed VIP Portfolio have not been passed on by the Corporations as to its legality or suitability. The Nasdaq Target 15 Portfolio and Target Managed VIP Portfolio are not issued, endorsed, sponsored, managed, sold or promoted by the Corporations. THE CORPORATIONS MAKE NO WARRANTIES AND BEAR NO LIABILITY WITH RESPECT TO THE NASDAQ TARGET 15 PORTFOLIO OR THE TARGET MANAGED VIP PORTFOLIO.

"Value Line(R)," "The Value Line Investment Survey," and "Value Line Timeliness(TM) Ranking System" are registered trademarks of Value Line Securities, Inc. or Value Line Publishing, Inc. The Target Managed VIP(R) Portfolio is not sponsored, recommended, sold or promoted by Value Line Publishing, Inc., Value Line, Inc. or Value Line Securities, Inc. ("Value Line"). Value Line makes no representation regarding the advisability of investing in the Portfolio.

The First Trust(R) 10 Uncommon Values portfolio is not sponsored or created by Lehman Brothers, Inc. ("Lehman Brothers"). Lehman Brothers' only relationship to First Trust is the licensing of certain trademarks and trade names of Lehman Brothers and of the "10 Uncommon Values" which is determined, composed and calculated by Lehman Brothers without regard to First Trust or the First Trust(R) 10 Uncommon Values portfolio.

APPENDIX B OF THE STRATEGIC PARTNERS ANNUITY ONE 3 AND STRATEGIC PARTNERS PLUS 3 PROSPECTUSES ONLY ARE REVISED IN THEIR ENTIRETY TO SUBSTITUTE THE FOLLOWING ILLUSTRATIONS.

                                  APPENDIX B:

                           HYPOTHETICAL ILLUSTRATIONS

The illustrations set out in the following tables depict hypothetical values based on the following salient assumptions:

     We assume that (i) the contract was issued to a male who was 60 years old on the contract date, (ii) he made a single purchase payment of $100,000 on the contract date, and (iii) he took no withdrawals during the time period illustrated.

     To calculate the contract values illustrated on the following pages, we start with certain hypothetical rates of return (i.e., gross rates of return equal to 0%, 6%, and 10% annually). The hypothetical rates of return are first reduced by the arithmetic average of the fees of all the mutual fund portfolios available under this annuity. To compute that arithmetic average, we added the investment management fees, other expenses, and any 12b-1 fees of each portfolio, and then divided that sum by the total number of portfolios. In other words, we assumed hypothetically that contract values are allocated equally among the variable investment options. If you allocated contract value unequally among the variable investment options, that would affect the amount of portfolio fees that you bear indirectly, and thereby would influence the values under the annuity contract. Based on the fees of the underlying portfolios as of December 31, 2003 (not giving effect to the expense reimbursements or fee waivers that are described in the prospectus fee table, and for certain portfolios reflecting expense adjustments), the arithmetic average fees for all the portfolios available under this annuity was 1.17%. If we did take expense reimbursements and fee waivers into account here, that would have lowered the arithmetic average, and thereby increased the illustrated values. The hypothetical gross rates of return are next reduced by the insurance and administrative charges that are deducted on a daily basis. Finally, the contract value is reduced by the annual contract maintenance charge.

     The hypothetical gross rates of return of 0%, 6%, and 10% annually, when reduced by the arithmetic average portfolio fees and the insurance and administrative charge, correspond to net annual rates of return of -2.62%, 3.23%, and 7.12% annually. These net rates of return do not reflect the contract maintenance charge or the charges for optional benefits. If those charges were reflected in the above-referenced net returns, then the net returns would be lower.

     The values that you actually realize under a contract will be different from what is depicted here if any of the assumptions we make here differ from your circumstances. We will provide you with a personalized illustration upon request.

     Please see your prospectus for the meaning of the terms used here and for a description of how the various illustrated features operate.

STRATEGIC PARTNERS ANNUITY ONE 3
STRATEGIC PARTNERS PLUS 3
$100,000 Single contribution and no withdrawals
Male, issue age 60
Values are in dollars
Benefits:
          Base Death Benefit
          Contract With Credit

10% Assumed Rate of Return

------------------------------------------------------------------------------------------------------------
                            ILLUSTRATED VALUES                                     DEATH BENEFIT
------------------------------------------------------------------------------------------------------------
YEAR   ANNUITANT AGE   PURCHASE PAYMENTS   CONTRACT VALUE   SURRENDER VALUE   BASE DEATH BENEFIT VALUE
------------------------------------------------------------------------------------------------------------
    1       61              100,000            111,406           104,206               107,406
    2       62                   --            119,339           112,139               119,339
    3       63                   --            127,837           120,637               127,837
    4       64                   --            136,940           130,640               136,940
    5       65                   --            146,692           141,292               146,692
    6       66                   --            157,138           152,638               157,138
    7       67                   --            168,327           168,327               168,327
    8       68                   --            180,314           180,314               180,314
    9       69                   --            193,154           193,154               193,154
   10       70                   --            206,908           206,908               206,908
   15       75                   --            291,844           291,844               291,844
   20       80                   --            411,645           411,645               411,645
   25       85                   --            580,624           580,624               580,624
   30       90                   --            818,969           818,969               818,969
   35       95                   --          1,155,154         1,155,154             1,155,154
------------------------------------------------------------------------------------------------------------
         Total              100,000
------------------------------------------------------------------------------------------------------------

6% Assumed Rate of Return

------------------------------------------------------------------------------------------------------------
                            ILLUSTRATED VALUES                                     DEATH BENEFIT
------------------------------------------------------------------------------------------------------------
YEAR   ANNUITANT AGE   PURCHASE PAYMENTS   CONTRACT VALUE   SURRENDER VALUE   BASE DEATH BENEFIT VALUE
------------------------------------------------------------------------------------------------------------
    1       61              100,000            107,355           100,155               103,355
    2       62                   --            110,818           103,618               110,818
    3       63                   --            114,392           107,192               114,392
    4       64                   --            118,082           111,782               118,082
    5       65                   --            121,891           116,491               121,891
    6       66                   --            125,823           121,323               125,823
    7       67                   --            129,881           129,881               129,881
    8       68                   --            134,071           134,071               134,071
    9       69                   --            138,396           138,396               138,396
   10       70                   --            142,860           142,860               142,860
   15       75                   --            167,436           167,436               167,436
   20       80                   --            196,239           196,239               196,239
   25       85                   --            229,998           229,998               229,998
   30       90                   --            269,565           269,565               269,565
   35       95                   --            315,937           315,937               315,937
------------------------------------------------------------------------------------------------------------
         Total              100,000
------------------------------------------------------------------------------------------------------------

0% Assumed Rate of Return

------------------------------------------------------------------------------------------------------------
                            ILLUSTRATED VALUES                                     DEATH BENEFIT
------------------------------------------------------------------------------------------------------------
YEAR   ANNUITANT AGE   PURCHASE PAYMENTS   CONTRACT VALUE   SURRENDER VALUE   BASE DEATH BENEFIT VALUE
------------------------------------------------------------------------------------------------------------
    1       61              100,000            101,278            94,078               100,000
    2       62                   --             98,627            91,537               100,000
    3       63                   --             96,046            89,162               100,000
    4       64                   --             93,532            87,685               100,000
    5       65                   --             91,084            86,219               100,000
    6       66                   --             88,700            84,765               100,000
    7       67                   --             86,379            86,379               100,000
    8       68                   --             84,118            84,118               100,000
    9       69                   --             81,916            81,916               100,000
   10       70                   --             79,772            79,772               100,000
   15       75                   --             69,763            69,763               100,000
   20       80                   --             60,933            60,933               100,000
   25       85                   --             53,199            53,199               100,000
   30       90                   --             46,426            46,426               100,000
   35       95                   --             40,494            40,494               100,000
------------------------------------------------------------------------------------------------------------
         Total              100,000
------------------------------------------------------------------------------------------------------------

                            EXPLANATION OF HEADINGS

PURCHASE PAYMENTS -- The amount of money you pay us to purchase the contract.

CONTRACT VALUE -- The projected total value of the contract at the end of the period indicated, after all fees other than withdrawal charges have been deducted.

SURRENDER VALUE -- The projected cash value of the contract at the end of the period indicated. This includes the effect of withdrawal charges.

BASE DEATH BENEFIT VALUE -- The greater of the contract value as of the date we receive due proof of death, or the total invested purchase payments, proportionally reduced by withdrawals. See prospectus for more complete information.